Exhibit 21
JO-ANN STORES, INC.
LIST OF SUBSIDIARIES

	State or Country of	Percent owned by
Name	Incorporation	Registrant
joann.com, LLC	Delaware	100%
Jo-Ann Stores Support Center, Inc.	Ohio	100%

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